LAW OFFICE

OF

RUSSELL B. ADLER, P.A.

Board of Directors

Father Time, Inc.

3700 Massachusetts Avenue NW

Washington DC 20016

Re:       Father Time, Inc.

Registration Statement on Form S-1

SEC File No.:  333-217202

Gentlemen:

We have been engaged by Father Time, Inc. (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

In connection with this engagement, we have examined the following:

(1)            Articles of incorporation of the Company, as amended as of the date hereof and as included in the exhibits to the Registration Statement;

(2)            Bylaws of the Company, as amended as of the date hereof as included in the exhibits to the Registration Statement;

(3)            The Registration Statement, including the financial statements of the Company included therein;

We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed: (i) the genuineness of all signatures on all documents not executed in our presence; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies; and (iv) the truth, correctness, and accuracy of the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct, and complete. None of the factual matters or assumptions on which our opinion is based is, to our knowledge, false in any respect as they relate to the opinion below.

Very truly yours,

/s/ RUSSELL B. ADLER

The Law Office of Russell B. Adler, P.A.

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Tel: (954) 848-1480    Adlerlawcenter.com